                         AGREEMENT AND PLAN OF REORGANIZATION


                                    BY AND AMONG

                                COMMERCE ONE, INC.,

                           GAVEL ACQUISITION CORPORATION,

                               MERGENT SYSTEMS, INC.

                                        AND

                           THE SHAREHOLDERS NAMED HEREIN

                           DATED AS OF DECEMBER 23, 1999

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
TABLE OF CONTENTS............................................................i

ARTICLE I THE MERGER.........................................................1

     1.1  THE MERGER.........................................................1
     1.2  EFFECTIVE TIME.....................................................2
     1.3  EFFECT OF THE MERGER...............................................2
     1.4  ARTICLES OF INCORPORATION; BYLAWS..................................2
     1.5  DIRECTORS AND OFFICERS.............................................2
     1.6  EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
          CORPORATIONS.......................................................2
     1.7  DISSENTING SHARES..................................................6
     1.8  SURRENDER OF CERTIFICATES..........................................7
     1.9  NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK...............8
     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES.............................9
     1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION.........................9
     1.12 TAX AND ACCOUNTING CONSEQUENCES....................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
     SHAREHOLDERS............................................................9

     2.1  ORGANIZATION OF THE COMPANY........................................9
     2.2  SUBSIDIARIES......................................................10
     2.3  COMPANY CAPITAL STRUCTURE.........................................10
     2.4  AUTHORITY.........................................................11
     2.5  NO CONFLICT.......................................................11
     2.6  CONSENTS..........................................................12
     2.7  COMPANY FINANCIAL STATEMENTS......................................12
     2.8  NO UNDISCLOSED LIABILITIES........................................12
     2.9  NO CHANGES........................................................13
     2.10 TAX MATTERS.......................................................14
     2.11 RESTRICTIONS ON BUSINESS ACTIVITIES...............................16
     2.12 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION
          OF EQUIPMENT......................................................16
     2.13 INTELLECTUAL PROPERTY.............................................17
     2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS.............................21
     2.15 INTERESTED PARTY TRANSACTIONS.....................................23
     2.16 GOVERNMENTAL AUTHORIZATION........................................23
     2.17 LITIGATION........................................................24
     2.18 ACCOUNTS RECEIVABLE...............................................24
     2.19 MINUTE BOOKS......................................................24
     2.20 ENVIRONMENTAL MATTERS.............................................24
     2.21 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES..................25
     2.22 EMPLOYEE BENEFIT PLANS AND COMPENSATION...........................25

     2.23 INSURANCE.........................................................29
     2.24 COMPLIANCE WITH LAWS..............................................29
     2.25 WARRANTIES; INDEMNITIES...........................................29
     2.26 COMPLETE COPIES OF MATERIALS......................................29
     2.27 REPRESENTATIONS COMPLETE..........................................29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB................30

     3.1  ORGANIZATION, STANDING AND POWER..................................30
     3.2  AUTHORITY.........................................................30
     3.3  NO CONFLICT.......................................................30
     3.4  CONSENTS..........................................................31
     3.5  CAPITAL STRUCTURE.................................................31
     3.6  SEC FILINGS; FINANCIAL STATEMENTS.................................31

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................32

     4.1  CONDUCT OF BUSINESS OF THE COMPANY................................32
     4.2  NO SOLICITATION...................................................34

ARTICLE V ADDITIONAL AGREEMENTS.............................................35

     5.1  SALE OF SHARES....................................................35
     5.2  COMPANY SHAREHOLDER APPROVAL......................................36
     5.3  ACCESS TO INFORMATION.............................................36
     5.4  CONFIDENTIALITY; PUBLIC DISCLOSURE................................36
     5.5  CONSENTS..........................................................36
     5.6  REASONABLE EFFORTS................................................36
     5.7  NOTIFICATION OF CERTAIN MATTERS...................................37
     5.8  ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.......................37
     5.9  FIRPTA COMPLIANCE.................................................37
     5.10 EXPENSES..........................................................37
     5.11 TERMINATION OF 401(k) PLAN........................................38
     5.12 BONUS POOL........................................................38
     5.13 EMPLOYEE BENEFITS.................................................38
     5.14 RULE 145 AFFILIATE AGREEMENTS.....................................38
     5.15 VOTING AGREEMENTS.................................................38
     5.16 NASDAQ LISTING....................................................38
     5.17 FORM S-8..........................................................39
     5.18 STATEMENT OF EXPENSES.............................................39
     5.19 SPECIAL BONUS.....................................................39
     5.20 NO ACTIONS INCONSISTENT WITH TAX-FREE REORGANIZATION..............39

ARTICLE VI CONDITIONS TO THE MERGER.........................................39

     6.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER......39
     6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY...................40

     6.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB........40

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.....43

     7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................43
     7.2  INDEMNIFICATION...................................................43
     7.3  ESCROW ARRANGEMENTS...............................................43
     7.4  MAXIMUM PAYMENTS; REMEDY..........................................49

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................50

     8.1  TERMINATION.......................................................50
     8.2  EFFECT OF TERMINATION.............................................51
     8.3  AMENDMENT.........................................................51
     8.4  EXTENSION; WAIVER.................................................51

ARTICLE IX GENERAL PROVISIONS...............................................51

     9.1  NOTICES...........................................................51
     9.2  INTERPRETATION....................................................53
     9.3  COUNTERPARTS; FACSIMILE...........................................53
     9.4  ENTIRE AGREEMENT; ASSIGNMENT......................................53
     9.5  SEVERABILITY......................................................53
     9.6  OTHER REMEDIES; SPECIFIC PERFORMANCE..............................53
     9.7  GOVERNING LAW.....................................................54
     9.8  RULES OF CONSTRUCTION.............................................54
     9.9  ATTORNEYS FEES....................................................54

                              INDEX OF EXHIBITS


     EXHIBITS            DESCRIPTION
     --------            -----------
     Exhibit A           Agreement of Merger

     Exhibit B           Key Employees

     Exhibit C           Form of Shareholder Certificate

     Exhibit D           Form of Rule 145 Affiliate Agreement

     Exhibit E           Form of Voting Agreement

     Exhibit F           Form of Legal Opinion of Counsel to Parent

     Exhibit G           Form of Registration Rights Agreement

     Exhibit H           Form of Legal Opinion of Counsel to the Company

     Exhibit I-1         Form of Employment and Non-Competition Agreement
                         (Principal Shareholders)

     Exhibit I-2         Form of Employment and Non-Competition Agreement
                         (Key Employees)

                        AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of December 23, 1999 among Commerce One, Inc., a Delaware corporation ("PARENT"), Gavel Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("SUB"), Mergent Systems, Inc., a California corporation (the "COMPANY") and Dr. Amos Barzilay and Dr. Michael Genesereth (collectively the "PRINCIPAL SHAREHOLDERS") and, with respect to Article VII only, Dr. Amos Barzilay as Securityholder Agent and U.S. Bank Trust, N.A. as Escrow Agent.

                                      RECITALS

     WHEREAS, the Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive a combination of shares of common stock of Parent, and cash as set forth herein, and all outstanding options to acquire shares of common stock of the Company shall be converted into options to acquire shares of common stock of Parent.

     WHEREAS, the Company and the Principal Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                     ARTICLE I

                                     THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("CALIFORNIA LAW"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION".

     1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but not later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument), together with the officers' certificates of the Company and Sub required by California Law, in the form attached hereto as Exhibit A (the "Merger Agreement") with the Secretary of State of the State of California, in accordance with the applicable provisions of California Law (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  ARTICLES OF INCORPORATION; BYLAWS.

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER that Section I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Mergent Systems, Inc."

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Sub immediately prior to the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of California Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her successor is duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Sub immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

     1.6  EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
          CORPORATIONS.

          (a) CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following meanings:

               "CASH CONSIDERATION" shall mean $10,000,000 minus the Estimated Expense Adjustment and minus the Employee Closing Bonus.

               "COMPANY CAPITAL STOCK" shall mean shares of Company Common Stock and Company Series A Preferred Stock.

               "COMPANY COMMON STOCK" shall mean shares of common stock of the Company.

               "COMPANY SERIES A PREFERRED STOCK" shall mean shares of Series A preferred stock of the Company.

               "COMPANY OPTION" shall mean an option to acquire shares of Company Common Stock (whether vested or unvested).

               "EMPLOYEE CLOSING BONUSES" will mean a total of $843,416 in cash bonuses to be paid immediately after Closing to the employees of the Company as of immediately prior to the Closing, to be paid in proportion to Company Options (whether vested or unvested) held thereby immediately prior to Closing, as provided in Section 5.19, below.

               "ESCROW SHARES" means fifteen percent (15%) of the Parent Common Stock Consideration.

               "ESTIMATED EXPENSE ADJUSTMENT" will mean the amount (if any) by which the Estimated Third Party Expenses exceed $50,000.

               "ESTIMATED THIRD PARTY EXPENSES" shall mean Third Party Expenses (as defined in Section 5.10) of the Company and the Principal Shareholders on the Closing Date as estimated by the Company in good faith and based on reasonable assumptions and as reflected on the Statement of Expenses (as defined in Section 5.18).

               "GAAP" shall mean U.S. generally accepted accounting principles as currently applied in the books, records and financial statements of the Company.

               "KEY EMPLOYEES" shall mean those employees of the Company listed on EXHIBIT B hereto.

               "KNOWLEDGE" shall mean the actual knowledge of the applicable person.

               "OPTION EXCHANGE RATIO" shall mean the quotient obtained by dividing the Parent Common Stock Consideration by the Total Participating, Shares, rounded to the fourth decimal place.

               "PARENT COMMON STOCK" shall mean shares of the common stock, par value $0.0001 per share, of Parent.

               "PARENT COMMON STOCK CONSIDERATION" shall mean the number of shares of Parent Common Stock equal to 88.83% of the quotient obtained by dividing (x) $138,000,000 by (y) the Trading Price, rounded to the nearest whole number of shares of Parent Common Stock.

               "PARTICIPATING CASH CONSIDERATION" shall mean the Cash Consideration minus $2,448,968.40.

               "PARTICIPATING CONSIDERATION" shall mean the aggregate of the Participating Cash Consideration and the Parent Common Stock Consideration.

               "PARTICIPATING CASH EXCHANGE RATIO" shall mean an amount of cash equal to the quotient obtained by dividing (x) the Participating Cash Consideration by (y) the number of Total Participating Shares, rounded to the fourth decimal place.

               "PARTICIPATING STOCK EXCHANGE RATIO" shall mean a number equal to the quotient obtained by dividing (x) the Parent Common Stock
Consideration by (y) the number of Total Participating Shares, rounded to the fourth decimal place.

               "SHAREHOLDER" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

               "TOTAL CONSIDERATION" shall mean the aggregate of the Cash Consideration and the value of the Parent Common Stock Consideration based on the Trading Price.

               "TOTAL OUTSTANDING COMMON SHARES" shall mean the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

               "TOTAL PARTICIPATING SHARES" shall mean the number equal to the Total Outstanding Common Shares plus the total number of shares of Company Common Stock issuable upon conversion of the shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time pursuant to the Company's Restated Articles of Incorporation as in effect immediately prior to the Effective Time.

               "TRADING PRICE" shall mean $422.18.

          (b) EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the Shareholders, upon the terms and conditions set forth below in this
Section 1.6(b) and elsewhere in this Agreement, each share of Company Common Stock and Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.7 hereof)) shall be canceled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner set forth in
Section 1.8(c) hereof, an amount of cash (without interest) and/or shares of Parent Common Stock, as follows:

                  (i) Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive an amount of cash (without interest) equal to $.5714.

                 (ii) The Participating Consideration shall be distributed as follows:

                         (A)  Each share of Company Capital Stock issued and
outstanding immediately prior to the Effective Time shall be entitled to receive an amount of cash, without interest, equal to the Participating Cash Exchange Ratio and, subject to Section 7.3, a number of shares of Parent Common Stock equal to the Participating Stock Exchange Ratio.

                (iii) All shares of Parent Common Stock issued in exchange for shares of Company Capital Stock subject to Company repurchase rights or vesting schedules shall be subject to the same repurchase rights and/or vesting schedules and other terms as applicable to such shares of Company Capital Stock (except as amended as contemplated hereby, including the exhibits hereto), with Parent succeeding to the rights of the Company thereunder and with a proportionate adjustment to any per share repurchase price applicable to such shares to reflect the exchange ratio in the Merger.

          (c)  ASSUMPTION OF COMPANY STOCK OPTIONS.

                  (i) At the Effective Time, under this Agreement, each Company Option will be assumed by Parent, and will continue to have, and be subject to, the same terms and conditions governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent, and (iii) twenty-five percent (25%) of the Parent Common Stock issuable upon exercise of each assumed Company Option shall vest on the six (6) month anniversary of the commencement of optionee's employment with Company. After the Effective Time, Parent will issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent.

                 (ii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(c) under all Company Option agreements and any other plan or arrangement of the Company.

          (d) CAPITAL STOCK OF SUB. At the Effective Time, each share of common stock of Sub issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and converted automatically into the right to receive one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e) WITHHOLDING TAXES. Any cash amount (and, if cash is inadequate, then also Parent Common Stock valued for this purpose at the Trading Price) payable pursuant to Section 1.6 shall be subject to, and reduced by, the amount of any state, federal and foreign taxes required by applicable law to be withheld incurred by or applicable to a Shareholder (and not previously paid by or on behalf of such Shareholder or the Company) in connection with the Merger, the acquisition of Company Capital Stock upon the exercise of Company Options, the acceleration of the vesting of any Company Option or any Company Capital Stock or the payment of a bonus in the form of Company Capital Stock.

          (f) SHAREHOLDER LOANS. In the event that any Shareholder has outstanding loans from the Company as of the Effective Time, the cash amounts (and, if cash is inadequate, then also Parent Common Stock valued for this purpose at the Trading Price) payable to such Shareholder pursuant to Section 1.6(b) hereof shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Effective Time.

          (g) ADJUSTMENTS TO PARENT COMMON STOCK. The number of shares of Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof.

          (h) NO FRACTIONAL SHARES. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, any fractional share, after aggregating all shares held by a Shareholder, shall be rounded up to the nearest whole share of Parent Common Stock.

     1.7  DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for

Company Capital Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of California Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE AGENT. The Corporate Secretary of Parent or an institution selected by Parent and reasonably satisfactory to the Company shall serve as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) PARENT TO PROVIDE CASH AND SHARES. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, certificates representing the shares of Parent Common Stock issuable and cash payable pursuant to Section 1.6(b), less the Escrow Shares, which Escrow Shares, on behalf of the Shareholders, pursuant to Section 7.3 hereof, Parent shall deposit into an escrow account. The number of Escrow Shares contributed on behalf of each Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock which such Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock.

          (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock and cash pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock (less the number of Escrow Shares to be deposited into the Escrow Fund on such holder's behalf pursuant to Article
VII) and cash payable to such Shareholder pursuant to Section 1.6(b), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(e) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and cash into which such shares of

Company Capital Stock shall have been so converted and the right to receive any dividends or distributions payable pursuant to Section 1.8(e).

          (d) COMPANY RESTRICTED STOCK. Notwithstanding the foregoing, to the extent there are any shares of Company Capital Stock outstanding immediately prior to the Effective Time that are subject to Company repurchase rights or vesting schedules, upon the surrender of a Certificate representing such shares of Company Capital Stock in accordance with the foregoing terms of this Section 1.8, the holder of such shares of Company Capital Stock shall be entitled to receive the full amount of the cash payable for such shares notwithstanding whether or not any right of repurchase to which such shares of Company Capital Stock are subject has expired and the Exchange Agent shall pay such cash amounts promptly and such cash shall not be subject to vesting or forfeiture.

          (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; NO INTEREST ON CASH CONSIDERATION. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock and cash, as applicable, issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock. No interest shall accrue or be owed to a Shareholder with respect to any Cash Consideration or other amounts which the Shareholder has the right to receive.

          (f) TRANSFERS OF OWNERSHIP. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (g)  NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the

Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash, if any, as may be required pursuant to Section 1.8; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.12 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"). It is intended by the parties hereto that the Merger be treated as a purchase for financial accounting purposes. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

                                     ARTICLE II

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     Subject to the limitations contained herein, each of the Company and, to each of his respective Knowledge, the Principal Shareholders (subject to the limitations in Section 7.4) hereby, severally (in proportion to his ownership percentage of Company Common Stock) but not jointly, and only as to his respective actual, personal knowledge represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by the Company and the Principal Shareholders to Parent and dated as of the date of this Agreement (the "DISCLOSURE SCHEDULE"), that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The

Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Company Material Adverse Effect. For all purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. The Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

     2.2 SUBSIDIARIES. The Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.3  COMPANY CAPITAL STRUCTURE.

          (a) The authorized Company Capital Stock consists of fifteen million (15,000,000) shares of authorized Company Common Stock, with a par value of $0.001 per share, of which five million three hundred thirty-six thousand five hundred and two (5,336,502) shares are issued and outstanding as of the date hereof, and four million two hundred eighty seven thousand five hundred (4,287,500) shares of Preferred Stock, with a par value of $0.001 per share, all of which shares are designated Series A Preferred Stock, of which four million two hundred eighty five thousand nine hundred and nine (4,285,909) shares are issued and outstanding as of the date hereof. Each share of Company Series A Preferred Stock is currently convertible into
1.0 shares of Company Common Stock. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth in the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

          (b) Except for the Company's 1999 Stock Option Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved two million eight hundred and seventy-six thousand five hundred (2,876,500) shares of Company Common Stock for issuance to employees, Directors and consultants pursuant to the Stock Option Plan, and one million two hundred ten thousand (1,210,000) shares are subject to outstanding unexercised options as of the date hereof. SECTION 2.3(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name and the domicile address of the holder, the number of shares of Company Common Stock subject to such Company Option, the exercise price of such Company Option, the vesting schedule of such Company Option including the extent to which such Company Option has vested to the date hereof and whether the vesting of such

Company Option will be accelerated by reason of the transactions contemplated by this Agreement, and whether such Company Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Disclosure Schedule also sets forth the name of the holder of any Company Capital Stock subject to vesting, the number of shares of Company Capital Stock subject to vesting and the vesting schedule for such Company Capital Stock, including the extent vested to date. Except as set forth the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock, whether or not such Company Capital Stock is outstanding.

     2.4 AUTHORITY. The Company and each of the Principal Shareholders have all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which such person is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which such person is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or the Principal Shareholders to authorize the Agreement, any Related Agreements to which such person is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and any Related Agreements to which the Company or the Principal Shareholders is a party have been duly executed and delivered by the Company or the Principal Shareholders, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company and the Principal Shareholders, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "RELATED AGREEMENTS" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including, without limitation, the Employment Agreements, the Voting Agreements and the Rule 145 Affiliate Agreements.

     2.5 NO CONFLICT. The execution and delivery of this Agreement and any Related Agreements to which the Company or the Principal Shareholders are a party by either the Company or the Principal Shareholders do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT")
(i) any provision of the Articles of Incorporation and Bylaws of the Company,
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or the Principal Shareholders or any of their respective properties or assets (including intangible assets) are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Principal Shareholders or their respective properties or assets except, only as to (ii) and (iii) above, where such conflict would not have a Company Material Adverse Effect.

     2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") is required by or with respect to the Company or the Principal Shareholder in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company or the Principal Shareholders is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) the filing of the Merger Agreement with the Secretary of State of the State of California or (iii) failure to obtain such would not have a Company Material Adverse Effect.

     2.7 COMPANY FINANCIAL STATEMENTS. The Disclosure Schedule contains (i) the Company's audited balance sheet as of December 31, 1997, and the related audited statements of income, cash flow and shareholders' equity for the twelve-month period ended December 31, 1997 and the Company's audited balance sheet as of December 31, 1998, and the related audited statements of income, cash flow and shareholders' equity for the twelve-month period ended December 31, 1998 (collectively, the "YEAR-END FINANCIALS"), and (ii) the Company's unaudited balance sheet as of October 31, 1999 (the "CURRENT BALANCE SHEET"), and the related unaudited statements of income, cash flow and shareholders' equity for the ten-month period ended October 31, 1999 (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain all the notes that may be required by GAAP and may be subject to year-end adjustment). The Year-End Financials and the Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein.

     2.8 NO UNDISCLOSED LIABILITIES. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since October 31, 1999, none of which is material to the business, results of operations or condition (financial or otherwise) of the Company.

     2.9 NO CHANGES. Since October 31, 1999, there has not been, occurred or arisen any:

          (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (b) capital expenditure or commitment by the Company, exceeding $100,000 individually or $200,000 in the aggregate;

          (c) destruction of, damage to or loss of any asset with a value of $100,000 or greater, business or customer of the Company (whether or not covered by insurance);

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (f)  revaluation by the Company of any of its assets;

          (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

          (h) material increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person not in the ordinary course of business consistent with past practices;

          (i) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound other than those entered into in the ordinary course of business consistent with past practices;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties;

          (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

          (l) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

          (m) the commencement or notice of any lawsuit or, to the Company's or the Principal Shareholders' Knowledge, proceeding, investigation or threat of any lawsuit against the Company or its affairs;

          (n) knowledge of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

          (o) issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for options to purchase common stock of the Company granted to employees or consultants of the Company in the ordinary course of business consistent with past practices;

          (p) (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (q) event or condition of any character that has had a Company Material Adverse Effect.

     2.10 TAX MATTERS.

          (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  TAX RETURNS AND AUDITS.

                  (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports required to have been filed by such date (giving effect to any extensions) ("RETURNS") required to be filed as of such date (giving effect to any extensions) relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                 (ii) As of the Effective Time, the Company (A) will have paid all Taxes required to paid by the Company on or before the Effective Time and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and
(B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                (iii) The Company is not currently delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                 (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for all periods since January 1, 1996.

                (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor the Principal Shareholders have Knowledge of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                 (ix) None of the Company's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Code.

                  (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                 (xi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement, other than this Agreement.

                (xii) The Company is not and has never been at any time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

               (xiii) No adjustment relating to any Return filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

          (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

     2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has, or would reasonably be expected to have, the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

          (a) The Company does not own any real property, nor has the Company ever owned any real property. The Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the

Current Balance Sheet and except for Liens for Taxes not yet due and payable and materialmen's, mechanics and contractors liens and encumbrances and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to its customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     2.13 INTELLECTUAL PROPERTY.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               "INTELLECTUAL PROPERTY" shall mean any or all of the following
(i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) all instantiations of the foregoing in any form and embodied in any media.

               "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide common law and statutory rights resulting from or constituting (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing.

               "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by the Company.

               "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall mean any Intellectual Property Rights that are owned by the Company.

               "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

          (b) The Disclosure Schedule lists all Registered Intellectual Property Rights owned by, or filed in the name of, the Company or owned by, or filed in the name of, one of the Principal Shareholders, in which the Company has any right or interest (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights, or Company Intellectual Property, and Company Intellectual Property Rights.

          (c) The Company and the Principal Shareholders have no Knowledge of any facts or circumstances that would render any Company Intellectual Property or Company Intellectual Property Rights invalid or unenforceable. Without limiting the foregoing, the Company and the Principal Shareholders have no knowledge of any potential invalidity, unenforceability, or adverse effect on any pending application of the for any Company Registered Intellectual Property Rights due to any information, materials, facts, or circumstances, including but not limited to any information or fact that would constitute prior art. The Company has not knowingly misrepresented, or failed to disclose, any facts or circumstances in any application for any Company Registered Intellectual Property Rights that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Rights.

          (d) Each item of Company Intellectual Property or Company Intellectual Property Rights, including all Company Registered Intellectual Property Rights listed in the Disclosure Schedule, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner of all Company Intellectual Property and Company Intellectual Property Rights.

          (e) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

          (f) The Company has not transferred ownership of or granted any exclusive license of or right to use or joint ownership of any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property or Company Intellectual Property Rights, to any other person. Similarly, the Principal Shareholders have not transferred ownership of or granted any exclusive license of or right to use any Intellectual Property or Intellectual Property Rights that such Principal Shareholders have licensed to the Company.

          (g) The Company Intellectual Property or Company Intellectual Property Rights constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

          (h) Other than "shrink-wrap" and similar generally available commercial binary code end-user licenses, the contracts, licenses and agreements listed in the Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's and the Principal Shareholders' Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (i) Except for "shrink-wrap" and generally available commercial binary code end-user or enterprise licenses and except for technology in the public domain, all Intellectual Property used in or necessary to the conduct of the Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment, or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, or
(iii) by third parties who have granted to the Company a license (sufficient for the conduct of the Company's business as presently conducted and currently contemplated to be conducted by the Company) to all such third party's Intellectual Property Rights in such Intellectual Property, and no third party owns or has any rights to any of the Company Intellectual Property or Company Intellectual Property Rights owned by the Company.

          (j) The Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (k) The operation of the business of the Company as it currently is conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not, and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor do the Company or the Principal Shareholders have Knowledge of any such infringement or misappropriation).

          (l) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property Rights. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property Rights. In each case in which the Company has acquired ownership of any Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations related to patents and trademarks, the Company has recorded each such assignment with the U.S. PTO and its respective equivalents in any relevant jurisdiction. The Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was at the time made inaccurate or false.

          (m) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property or Company Intellectual Property Rights under which there is any dispute regarding the rights and obligations specified in such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (n)  To the Knowledge of the Company and the Principal
Shareholders, no person is infringing or misappropriating any Company Intellectual Property for Company Intellectual Property Rights.

          (o) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or as required by any other person who has provided its confidential information or trade secrets to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the form attached hereto as and all current and former employees, consultants and contractors of the Company have executed such an agreement. All employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Intellectual Property, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

          (p) No Company Intellectual Property or Company Intellectual Property Rights are subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity or enforceability of such Company Intellectual Property.

          (q) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (r) All of the Company's products will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). All of the Company's products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Information Technology (as defined below) that the Company has created is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers, and that are material to the development of the Company's products, technology or services.

          (s) All Company Intellectual Property and Company Intellectual Property Rights and any contracts or agreements listed in the Disclosure Schedule will be fully (subject only to non-exclusive licenses granted by the Company with respect thereto) transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party. In addition, with respect to any contracts or agreements listed in the Disclosure Schedule, such contracts or agreements are in full force and effect.

          (t) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either Parent's or the Surviving Corporation's being contractually obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

     2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS.

          (a) Except as set forth in the Disclosure Schedule, the Company is not a party to nor is it bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                 (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (iii)    any fidelity or surety bond or completion bond,

                 (iv) any lease of personal property having a value individually in excess of $100,000 individually or $250,000 in the aggregate,

                  (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                 (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000 individually or $250,000 in the aggregate,

                (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                 (ix) any purchase order or contract for the purchase of materials involving in excess of $100,000 individually or $250,000 in the aggregate,

                  (x)    any construction contracts,

                 (xi) any dealer, distribution, joint marketing or development agreement,

                (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services, or

               (xiii) any other agreement, contract or commitment that involves $100,000 individually or $250,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which it is a party or by which it is bound (collectively a "CONTRACT"), nor do the Company or the Principal Shareholders have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract, to the Company's knowledge, is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

          (c) Any and all consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Merger (all such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder have been obtained.

     2.15 INTERESTED PARTY TRANSACTIONS. To the Company's knowledge, no officer, director or employee Shareholder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has directly or indirectly, (i) a material interest in any entity which furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any material interest in any entity that purchases from or sells or furnishes to the Company any goods or services or
(iii) a beneficial interest in any Contract; PROVIDED, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

     2.16 GOVERNMENTAL AUTHORIZATION. SECTION 2.16 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.17 LITIGATION. There is no action, suit, claim or proceeding of any nature pending, or, to the Company's or the Principal Shareholders'
Knowledge, threatened, against the Company, its properties (tangible or intangible) or any of their officers or directors in their official capacity as such, nor, to the Knowledge of the Company or the Principal Shareholders, is there any reasonable basis therefor. To the Company's or Principal Shareholders' Knowledge, there is no investigation pending or threatened against the Company, its properties or any of their officers or directors (nor, to the Knowledge of the Company or the Principal Shareholders, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.18 ACCOUNTS RECEIVABLE.

          (a) The Company has made available to Parent a list of all accounts receivable of the Company ("ACCOUNTS RECEIVABLE") as of October 31, 1999 along with a range of days elapsed since invoice.

          (b) All Accounts Receivable of the Company arose in the ordinary course of business and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     2.19 MINUTE BOOKS. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its respective shareholders or actions by written consent since the time of incorporation of the Company.

     2.20 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or the Principal Shareholders' Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has either of them disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Company's or the Principal Shareholders' Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor the Principal Shareholders has Knowledge of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.21 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth in the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. The Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. The Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (the "ESTIMATED THIRD PARTY EXPENSES") expected to be incurred by the Company and the Principal Shareholders in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

          (a)  The following terms shall have the meanings set forth below:

                  (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b),
(c), (m) or (o) of the Code and the regulations issued thereunder;

                 (ii) "EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                 (iv)    "DOL" shall mean the Department of Labor;

                  (v) "EMPLOYEE" shall mean any current or former employee, consultant or director of the Company or any Affiliate;

                 (vi) "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                 (ix)    "IRS" shall mean the Internal Revenue Service;

                  (x) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                 (xi) "PENSION PLAN" shall mean each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. The Disclosure Schedule contains an accurate and complete list of each Employee Plan and each Employee Agreement under each Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement.

          (c) DOCUMENTS. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (v) all material written agreements and contracts relating to each Employee Plan, including, but not limited to, administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company;
(vii) all correspondence to or from any governmental agency relating to any Employee Plan; (viii) all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; (x) all discrimination tests for each Employee Plan for the most recent plan year; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

          (d) EMPLOYEE PLAN COMPLIANCE. (i) To the Company's knowledge, the Company has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or the Principal Shareholders or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e) NO PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan.

          (f) NO POST-EMPLOYMENT OBLIGATIONS. No Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h) EFFECT OF TRANSACTION. Except as contemplated by the Agreement and the Related Agreements, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i) PARACHUTE PAYMENTS. Prior to the Effective Time, the Shareholders will have approved by the requisite vote any amounts of the Total Consideration that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments, sales and purchases resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section of the Code.

          (j) EMPLOYMENT MATTERS. The Company: (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (k) LABOR. No work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company or Principal Shareholders, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company or Principal Shareholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (l) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company or the Principal Shareholders, no shareholder, officer, or employee of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or presently proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the Knowledge of the Company and the Principal Shareholders, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.23 INSURANCE. The Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24 COMPLIANCE WITH LAWS. The Company has complied with, is not in material violation of, and has not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.25 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in those contracts and agreements set forth in the Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

     2.26 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company or the Principal Shareholders (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company or the Principal Shareholders pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the

Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company and the Principal Shareholders that on the date hereof, and as of the Effective Time as though made on the date hereof, as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect on the ability of Parent and Sub to consummate the transactions contemplated hereby. For all purposes of this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of Parent and its subsidiaries, taken as a whole.

     3.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 NO CONFLICT. The execution and delivery of this Agreement and any Related Agreements to which the Parent and/or the Sub is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under
(i) any provision of the Certificate of Incorporation, and Bylaws of Parent or the Articles of Incorporation and Bylaws of Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Exchange Act or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub, except where such Conflict would not have a Parent Material Adverse Effect.

     3.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, the filing of the Merger Agreement with the Secretary of State of the State of California, and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect.

     3.5 CAPITAL STRUCTURE. The authorized stock of Parent consists of 250,000,000 shares of Common Stock, $0.0001 par value, of which 24,052,150 shares were issued and outstanding as of September 30, 1999, and 10,000,000 shares of undesignated Preferred Stock, $0.0001 par value. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Sub consists of 100 shares of Common Stock, no par value, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved an aggregate of 4,631,013 shares of Common Stock for issuance pursuant to its employee and director stock and option and stock purchase plans. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable.

     3.6  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has timely filed all forms, reports and documents required to be filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact require to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Sub make no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed. None of the Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) (the "Parent Financial Statements") contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Parent and its subsidiaries taken as a whole.

          (c)  Since the date of the latest Parent SEC Report referred to in
(a), above, and through both the date hereof, there has not been and will not be, any material adverse change in the financial results or business of the Parent.

                                     ARTICLE IV

                        CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company.

     Except as expressly contemplated by this Agreement as set forth in the Disclosure Schedule, the Company shall not, without the prior written consent of Parent:

          (a) Make any expenditures or enter into any commitment or transaction exceeding $100,000 individually or $250,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;

          (b) (i) Sell any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity, (ii) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to development of any Intellectual Property with a third party;

          (c) Transfer to any person or entity any rights to any Company Intellectual Property;

          (d) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (f)  Commence or settle any litigation;

          (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor);

          (h) Except for the issuance of shares of Company Capital Stock upon the exercise or conversion of options outstanding on the date hereof, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities.

          (i) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property in the ordinary course of business and consistent with past practices;

          (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (m) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (o) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (q) Pay, discharge or satisfy, in an amount in excess of $50,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (t) Except as set forth in the Disclosure Schedule, amend or modify the terms of any of the outstanding Company Options or Company Capital Stock to accelerate the vesting thereof;

          (u)  Terminate employees or encourage employees to resign; or

          (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or any other action not in the ordinary course of the Company's business and consistent with past practice.

     4.2 NO SOLICITATION. Until the earlier of the Effective Time or the date or termination of this Agreement pursuant to the terms and provisions of
Section 8.1 hereof, Company shall not (nor will it permit any of its officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees:

                  (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire or license all or any material part of the business of Company (the "BUSINESS"), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction,

                 (ii) disclose any information not customarily disclosed to any person concerning the Business or afford to any person or entity access to its properties, books or records except in the ordinary course of business or as required by applicable law,

                (iii) assist or cooperate with any person to make any proposal to purchase or license all or a material portion of the Business (including, without limitation any technology or proprietary information related to the Business) except for commercial licenses entered into in the ordinary course of business as currently conducted, or

                 (iv) enter into any agreement or arrangement with any person providing for the acquisition or licensing (other than in the ordinary course of business as currently conducted) of all or any material portion of the Business (whether by way of merger, purchase of assets (including, without limitation any technology or proprietary information of Company), tender offer, license or otherwise).

                  (v) In the event Company shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or
(iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall immediately inform Parent that it has received same and, to the extent not constituting a breach of an agreement to which the Company is a party provide Parent with a complete copy of any written offer, request or proposal and any related correspondence, and will cooperate with Parent by furnishing any other information Parent may reasonably request (including without limitation the identity of the party making the offer, request or proposal and all terms and conditions of the offer, request or proposal). Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, employee, stockholder, agent, representative or affiliate of Company shall be deemed to be a breach of this paragraph by Company.

                 (vi) Company agrees that irreparable damage would occur in the event that the provisions of this Section 4.2 are not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by Company that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this
Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                     ARTICLE V
                               ADDITIONAL AGREEMENTS

     5.1 SALE OF SHARES. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the Shareholders pursuant to
Section 1.6 shall constitute "restricted securities" within the meaning of Rule 144 under the Securities Act. The certificates for the shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares. It is acknowledged and understood that Parent is relying upon certain representations made by the Shareholders in the Shareholder Certificates in substantially the form attached hereto as EXHIBIT C.

     5.2 COMPANY SHAREHOLDER APPROVAL. As promptly as practicable after the execution and delivery of this Agreement by each of the parties hereto, the Company shall submit this Agreement and the transactions contemplated hereby and thereby to its Shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws and each Shareholder shall make the appropriate and customary private placement investment representations. The Company shall use its best efforts to solicit and obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's Shareholders shall be subject to review and approval by Parent and include information regarding the Company; the terms of the Merger; the Agreement and the Related Agreements; and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and Related Agreements.

     5.3 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records,
(b) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request and (c) all key employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  CONFIDENTIALITY; PUBLIC DISCLOSURE.

          (a) Each of the Parent, Sub, Company and each of the Principal Shareholders hereby agrees that the information obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidentiality Agreement effective November 9, 1999 by and between the Company and Parent.

          (b) Unless otherwise required by law, no public disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release.

     5.5 CONSENTS. The Company and the Principal Shareholders shall use their reasonable efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

     5.6 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including but not limited to, any filings required by the Hart Scott Rodino Act, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     5.7 NOTIFICATION OF CERTAIN MATTERS. The Company and the Principal Shareholders shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Shareholders, respectively, contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or the Principal Shareholders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
5.7 shall not limit or otherwise affect any remedies available to Parent. Further, disclosure by the Company or the Principal Shareholders pursuant to this Section 5.7 shall not be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.8 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.9 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) (the "FIRPTA CERTIFICATE").

     5.10 EXPENSES.

          (a) Except as set forth in Section 5.10(b), whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties including, in the case of the Company, any amounts payable to third parties to obtain the consents, waivers, assignments and approvals in the Disclosure Schedule ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

          (b) In the event that the Merger is consummated, Parent agrees to pay up to $50,000 of those Third Party Expenses incurred by the Company, and the Company agrees that Parent shall have full recourse to the Escrow Fund (as defined herein) for payment of all Third Party Expenses of the Company that exceed the greater of Estimated Third Party Expenses or $50,000.

     5.11 TERMINATION OF 401(k) PLAN. The Company agrees to terminate its 401(k) plan immediately prior to the Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with notice of such election at least two days before the Effective Time.

     5.12 BONUS POOL. Parent shall make available for the employees of the Company a $2,000,000 bonus pool (gross amount, prior to payment of taxes) to employees of the Company who remain employees of the Company or Parent on a continuous basis from the Effective Time through and until the first regularly scheduled salary payment date occurring after the one year anniversary of the Closing Date in the respective amounts set forth opposite such employee's name under the caption "Bonus Pool Amounts" in the Disclosure Schedule.

     5.13 EMPLOYEE BENEFITS. Each employee of the Company or Parent who remains an employee of the Company or Parent after the Effective Time shall be eligible, upon completion of Parent's standard employee background and reference check, upon proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, to receive salary and benefits (such as medical benefits, bonuses and 401(k) plan participation) consistent with Parent's standard human resource policies, but in no event materially different than the employee's current compensation package.

     5.14 RULE 145 AFFILIATE AGREEMENTS. The Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "RULE 145 AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement from each of the Rule 145 Affiliates of the Company, an executed agreement ("RULE 145 AFFILIATE AGREEMENT") in the form attached hereto as EXHIBIT D. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Rule 145 Affiliate Agreements.

     5.15 VOTING AGREEMENTS. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of the Principal Shareholders and the other shareholders of the Company who hold in the aggregate a majority of the outstanding Company capital stock (and a majority of the shares of any class required to approve this Agreement and the Merger), an executed Voting Agreement with Parent substantially in the form attached hereto as EXHIBIT E.

     5.16 NASDAQ LISTING. Parent shall file an application to list on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.17 FORM S-8. Within 30 days after the Closing Date, Parent shall file a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of Company Options assumed by Parent to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

     5.18 STATEMENT OF EXPENSES. Three (3) business days prior to the Closing Date, the Company shall provide Parent with a statement (the "STATEMENT OF EXPENSES") of its Estimated Third Party Expenses.

     5.19 SPECIAL BONUS. On the Closing Date, Parent will pay, or cause the Company to pay, special bonuses totaling $843,416 pro rata among the employees of the Company immediately prior to the Closing Date, such bonuses to be paid pro rata to the number of options (whether vested or unvested) on Company shares held by such employees as of immediately prior to the Closing Date.

     5.20 NO ACTIONS INCONSISTENT WITH TAX-FREE REORGANIZATION. The Company, Parent and Sub shall (and, following the Effective Time, Parent shall cause the Company to) take no action with respect to the capital stock, assets or liabilities of the Company that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                                     ARTICLE VI
                              CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of the Parent, Sub and Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or otherwise prohibits consummation of the Merger.

          (b) GOVERNMENTAL APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity which the failure to obtain, make or occur would have a Material Adverse Effect on Parent or the Surviving Corporation shall have been obtained, made or occurred.

          (c) All waiting periods under the HSR Act (if any) relating to the transactions hereby will have expired or terminated early.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for representations and warranties which address matters as of a particular date which shall remain true and correct as of such particular date.

          (b) PERFORMANCE. Each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be so performed and complied with by Parent or Sub at or before the Effective Time.

          (c) CERTIFICATE OF THE PARENT. Company shall have been provided with a certificate executed on behalf of Parent by a Vice President certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) above have been satisfied in full.

          (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, in substantially the form attached hereto as EXHIBIT F.

          (e) REGISTRATION RIGHTS AGREEMENT. Parent shall have delivered a duly executed Registration Rights Agreement in the form attached hereto as EXHIBIT G.

          (f) NASDAQ NATIONAL MARKET LISTING. The shares of Parent Common Stock issuable to shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time except for changes contemplated by this Agreement and except for representations and warranties which address matters as of a particular date which shall remain true and correct as of such particular date.

          (b) PERFORMANCE. The Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be so performed and complied with by the Company or the Principal Shareholders at or before the Effective Time.

          (c) CLAIMS. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or is reasonably likely to have a Company Material Adverse Effect. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

          (d) COMPANY SHAREHOLDER APPROVAL. The Shareholders representing at least ninety percent (90%) of the Company Capital Stock shall have approved and adopted this Agreement and the Merger by the requisite vote under applicable law and the Company's Restated Articles of Incorporation.

          (e) LIMITATION ON DISSENT. Holders of no more than five percent (5%) of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued rights to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (f) THIRD PARTY CONSENTS. The Company shall have obtained the consents, waivers, assignments and approvals (the form and substance of which shall have been subject to review and approval by Parent) set forth in the Disclosure Schedule.

          (g) LEGAL OPINION. Parent shall have received a legal opinion from Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT H.

          (h) EMPLOYMENT AGREEMENTS. Each of the Principal Shareholders shall have entered into an Employment and Non-Competition Agreement with Parent substantially in the form attached hereto as EXHIBIT I-1, each of the Key Employees shall have entered into an Employment and Non-Competition Agreement with Parent substantially in the form attached hereto as EXHIBIT I-2, and each of such Employment and Non-Competition Agreements shall be in full force and effect at the Effective Time and no party to any such agreement shall be in breach of the agreement, threatening to breach such agreement or taking any action materially inconsistent with the party's obligations under the agreement.

          (i) AFFILIATE AGREEMENTS. Each Rule 145 Affiliate of the Company shall have entered into a Rule 145 Affiliate Agreement and each of such agreements shall be in full force and effect at the Effective Time and no party to any such agreement shall be in breach of the agreement, are threatening to breach such agreement or taking any action materially inconsistent with the party's obligations under the agreement.

          (j) VOTING AGREEMENTS. Each of the Principal Shareholders shall have entered into a Voting Agreement with Parent and each of such agreements shall be in full force and effect on the Effective Time and no party to any such agreement shall be in breach of the agreement, are threatening to breach such agreement or taking any action materially inconsistent with the party's obligations under the agreement.

          (k) SHAREHOLDER CERTIFICATE. Each Shareholder shall have executed and delivered to Parent a Shareholder Certificate in substantially the form attached hereto as EXHIBIT C.

          (l) STATEMENT OF EXPENSES. Parent shall have received from the Company the Estimated Statement of Expenses, validly executed and certified by a duly authorized officer of the Company, no later than three (3) business days prior to the Closing Date.

          (m) TERMINATION OF 401(k) PLAN. The Board of Directors of the Company shall have adopted resolutions (the form and substance of which shall have been provided to the Company by Parent) terminating the Company's 401(k) Plan as of immediately prior to the Closing.

          (n) FIRPTA CERTIFICATE. Parent shall have received from the Company the FIRPTA Certificate, validly executed and certified by a duly authorized officer of the Company.

          (o) SECRETARY'S CERTIFICATE. Parent shall have received from the Company a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and Bylaws of the Company, in each case as amended, and (ii) the accuracy and completeness of the resolutions of the Board of Directors of the Company and the Shareholders approving this Agreement, the Merger and the other transactions contemplated hereby.

          (p) CERTIFICATE OF GOOD STANDING. Parent shall have received a long form certificate of good standing of the Company from the Secretary of State of the State of California, dated within a reasonable period prior to the Closing Date.

          (q) CERTIFIED ARTICLES OF INCORPORATION. Parent shall have received a copy of the Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of California within a reasonable period prior to the Closing.

          (r) CERTIFICATE OF THE COMPANY. Parent shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer certifying that the conditions set forth in Section 6.3 (a), (b), (c), (d), (e) and (l) above have been satisfied in full.

          (s) THIRD PARTY CONSENTS. Parent shall have received from the Company, in form and substance reasonably acceptable to Parent, consents to the assignment of those contracts listed at items (vi) and (vii) of Section
2.5 of the Disclosure Schedule; provided however, that no such consent or assignment shall be required with respect to any agreement or contract as to which the Company has provided a substantially comparable alternative product reasonably satisfactory to Parent.

                                    ARTICLE VII
            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Principal Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and shall continue until the date that is twelve (12) months after the Closing Date. All of Parent's and Sub's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate upon the one year anniversary of the Closing.

     7.2 INDEMNIFICATION. The Shareholders (including the Principal Shareholders) agree to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company or the Principal Shareholders contained in this Agreement or any Related Agreements, (ii) any failure by the Company or the Principal Shareholders to perform or comply with any covenant contained in this Agreement or any Related Agreements, (iii) the Third Party Expenses incurred by the Company exceeding the greater of the Estimated Third Party Expenses or $50,000. The Shareholders shall not have any right of indemnification or contribution from the Company with respect to any Loss claimed by an indemnified party after the Effective Time. Notwithstanding the foregoing, the Shareholders shall not have any liability under this Section 7.2, unless and until the aggregate Losses for which indemnification is sought exceed $150,000, in which case the full amount of such Losses (including the $150,000) shall be subject to indemnification. Except as set forth in
Section 7.4, the Escrow Fund (as defined below) shall be the sole right and remedy of Parent and Sub for the indemnification set forth in this Section 7.2.

     7.3  ESCROW ARRANGEMENTS.

          (a)  ESCROW FUND. As security for the indemnity provided for in
Section 7.2 hereof and by virtue of this Agreement and the Merger Agreement, the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Shares) without any act of the Company or any Shareholders. As soon as practicable after the Effective Time, the Escrow Shares, without any act of any Shareholders, will be deposited with U.S. Bank Trust N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.3(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty, or covenant contained in this Agreement if the Merger does not close.

          (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific time, on the twentieth business day following the twelve
(12) month anniversary of the Closing Date (the "ESCROW PERIOD"); PROVIDED THAT the Escrow Period shall not terminate with respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgement of Parent, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period. The Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims and Third Party Expenses. Deliveries of Escrow Shares to the Shareholders pursuant to this Section 7.3(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (c)  PROTECTION OF ESCROW FUND.

                  (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock, if any, shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                (iii) Each Shareholder shall have voting rights and the right to distributions of dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholders (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d)  CLAIMS UPON ESCROW FUND.

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, and (C) specifying the number of Escrow Shares necessary to satisfy such claim, the Escrow Agent shall, subject to the provisions of
Section 7.3(e), deliver to Parent out of the Escrow Fund as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                 (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.3(b) and 7.3(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Trading Price.

          (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.3(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.3(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

                  (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Securityholder Agent. In the event that within forty-five
(45) days after submission of any dispute to arbitration, Parent and the Securityholder Agent cannot mutually agree on one arbitrator, the American Arbitration Association shall select an arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.3(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. All expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association, by the losing party.

          (g)  SECURITYHOLDER AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY.

                  (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Shareholders, Dr. Amos Barzilay shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Shareholder of the Company, for and on behalf of Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders.

                 (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

          (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

          (j)  ESCROW AGENT'S DUTIES.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                    Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (vii) Parent agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of Delaware. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

     7.4 MAXIMUM PAYMENTS; REMEDY. Except as set forth below, the maximum amount Parent may recover from the Shareholders for Losses pursuant to the indemnity set forth in Section 7.2 or otherwise pursuant to this Agreement shall be limited to the Escrow Fund. Notwithstanding the foregoing, the maximum amount that Parent may recover from each Principal Shareholder (severally and not jointly) pursuant to the indemnity set forth in Section
7.2 shall not be so limited but shall instead be limited to fifteen percent (15%) of the aggregate consideration that such Principal Shareholder received for his shares of Company Capital Stock in the Merger (valuing the shares of Parent Common Stock so received by such Principal Shareholder at the average price at which such Principal Shareholder sold such shares as to shares sold, and at the market price as of the time of payment to Parent as to shares still held); provided, that no such claim shall be made against either of the Principal Shareholders until the Escrow Fund is exhausted, provided further, however, that Parent or the Surviving Corporation may only make such a claim against a Principal Shareholder in cases of such Principal Shareholder's actual, knowing breach of a representation or warranty herein. Notwithstanding anything to the contrary herein, the existence of this Article VII and of the rights and restrictions set forth herein do not limit any other potential remedies of Parent with respect to any act of fraud by the Company or the Principal Shareholders.

                                    ARTICLE VIII
                         TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual consent of the Company and Parent, as evidenced in a written agreement executed by both parties;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred as soon as practicable after, and in no event later than five (5) business days after, the occurrence of Company shareholder approval, pursuant to Section 5.2 hereof, PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit or materially restrict the Parent's or the Surviving Corporation's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement or any Related Agreements on the part of the Company and such breach has not been cured within ten (10) calendar days after written notice to the Company; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured; or

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement or any Related Agreement on the part of Parent and such breach has not been cured within ten (10) calendar days after written notice to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Principal Shareholders or the Company, or their respective officers, directors or Stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Section 5.4, Section 5.10(a), Article IX and this
Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent, Sub, the Company and the Principal Shareholders.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company and the Principal Shareholders, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                     ARTICLE IX
                                 GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

          (a)  if to Parent or Sub, to:
               Commerce One, Inc.
               1600 Riviera Avenue
               Walnut Creek, California 94596
               Attn: General Counsel
               Telephone No.: (925) 941-6000
               Facsimile No.: (925) 941-6066

               with a copy to (which shall not constitute notice hereunder):

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304


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

               Attention:     David J. Segre, Esq.
                              Michelle L. Whipkey, Esq.
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  if to the Company, to
               Mergent Systems, Inc.
               800 W. El Camino, Suite 180
               Mountain View, California 94040
               Attn:  Dr. Amos Barzilay
               Telephone No.:  (650) 943-2341
               Facsimile No.:  (650) 934-0825

               with a copy to:

               Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation
               Three Embarcadero Center, Seventh Floor
               San Francisco, California 94111
               Attention: Ron Star, Esq.
               Telephone No.: (415) 434-1600
               Facsimile No.: (415) 217-5910

          (c)  If to the Principal Shareholders, to:

               Dr. Amos Barzilay
               1468 Revelstoke Way
               Sunnyvale, CA 94087

               and to:

               Dr. Michael Genesereth
               1242 Forest Avenue
               Palo Alto, CA 94301

          (d)  If to the Escrow Agent, to:
               U.S. Bank Trust N.A.
               One California Street, 4th Floor
               San Francisco, California 94111
               Attention: Ann Gadsby
               Telephone No.: (415) 273-4532
               Facsimile No.: (415) 273-4593

          (e)  If to the Securityholder Agent, to:

               Dr. Amos Barzilay
               800 W. El Camino, Suite 180
               Mountain View, California 94040

     9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS; FACSIMILE. This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Related Agreements, the Exhibits and Schedules hereto, the Confidentiality Agreement, dated November 9 1999, between the Company and Parent and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each of Parent, Company and Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of Parent, Company or Sub in the negotiation, administration, performance and enforcement hereof.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 ATTORNEYS FEES. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal
Shareholders, the Escrow Agent and the Securityholder Agent have caused this Agreement to be signed, all as of the date first written above.

COMMERCE ONE, INC.                      AMOS BARZILAY

By: /s/ PETER F. PERVERE                /s/ AMOS BARZILAY
-----------------------------------     ----------------------------------
Name:  Peter F. Pervere
Title: Vice President and Chief
Financial Officer

GAVEL ACQUISITION CORPORATION           MICHAEL GENESERETH

By: /s/ ROBERT M. TARKOFF               /s/ MICHAEL GENESERETH
-----------------------------------     ----------------------------------
Name:  Robert M. Tarkoff
Title: Vice President and Secretary

MERGENT SYSTEMS, INC.

By: /s/ AMOS BARZILAY
-----------------------------------
Name:  Amos Barzilay
Title: President and Chief Executive Officer

ESCROW AGENT:
U.S. BANK TRUST N.A.
(for purposes of Article VII only)

By: /s/ ANN GADSBY
-----------------------------------
Name:  Ann Gadsby
Title: Vice President

SECURITYHOLDER AGENT:

(for purposes of Article VII only)

/s/ AMOS BARZILAY
-----------------------------------
Amos Barzilay


              [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]